WPG CORE BOND FUND
                        WPG GOVERNMENT MONEY MARKET FUND
                            WPG LARGE CAP GROWTH FUND
                      WPG INTERMEDIATE MUNICIPAL BOND FUND
                          WPG QUANTITATIVE EQUITY FUND
                         WPG TAX-FREE MONEY MARKET FUND
                                 WPG TUDOR FUND

                                 CODE OF ETHICS
                                 --------------

                                  INTRODUCTION

         This Code of Ethics is divided into three parts. The first part contains provisions applicable to access persons of the Fund who are also access persons of Weiss, Peck & Greer Investments, a division of, Robeco USA, L.L.C. ("Adviser"). The second part of this Code of Ethics pertains to "disinterested" trustees of the Fund. The third part contains record keeping and other provisions.

         The Fund's board of trustees has determined that the Fund appropriately may apply the high standards of ethics established by the Adviser in the area of personal trading, without change, to those access persons of the Fund who are also access persons of the Adviser. Such persons may have frequent opportunities for knowledge of, and in some cases influence over, Fund portfolio transactions. In the experience of the Fund, trustees who are unaffiliated with the Adviser (e.g., disinterested trustees) have comparatively less current knowledge and considerably less influence over specific purchases and sales of securities by the Fund, Therefore, this Code of Ethics contains separate provisions applicable to such access persons.

                                   DEFINITIONS

         For purposes of this Code of Ethics, the following definitions shall apply:

         a. The term "access person" with respect to the Fund shall mean any trustee, officer or advisory person (as defined below) of the Fund. The term "access person" with respect to the Adviser shall mean any principal, director, officer or advisory person (as defined below) of the Adviser.

         b. The term "advisory person" shall mean (i) every employee of the Fund (or of any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a security (as defined below) by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (ii) every natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

         c. The term "beneficial ownership" shall mean a direct or indirect "pecuniary interest" (as defined in subparagraph (a)(2) of Rule 1 6a-1 under the Securities Exchange Act of 1934, as amended) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of "pecuniary interest" in subparagraph (a)(2) of Rule 16a-1 is complex, the term generally means the opportunity directly or indirectly to provide or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of: (i) ownership of securities by any of such person's immediate family members sharing the same household (including child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, sister- or brother-in-law, and son - or daughter-in-law); (ii) the person's partnership interest in the portfolio

September 2003
securities held by a general partnership or, in certain instances, a limited partnership; (iii) the existence of certain types of performance- related fees (not simply an asset-based fee) received by such person as broker, dealer, investment adviser or manager to a securities account; (iv) the person's right to receive dividends from a security provided such right is separate or separable from the underlying securities; (v) the person's interest in securities held by a trust under certain circumstances; and (vi) the person's right to acquire securities through the exercise or conversion of a "derivative security" (which term excludes (a) a broad-based index option or future, (b) a right with an exercise or conversion privilege at a price that is not fixed, and
(c) a security giving rise to the right to receive such other security only pro rata and by virtue of a merger, consolidation or exchange offer involving the issuer of the first security).

         d. The term "control" shall mean the power to exercise a controlling influence over the management or policies of the Fund, unless such power is solely the result of an official position with the Fund, all as determined in accordance with Section 2(a)(9) of the Investment Company Act of 1940, as amended (the "1940 Act").

         e. The term "disinterested trustee" shall mean a trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

         f. The term "Fund" shall mean, individually, each of WPG Core Bond Fund, WPG Government Money Market Fund, WPG Large Cap Growth Fund, WPG Intermediate Municipal Bond Fund, WPG Quantitative Equity Fund, WPG Tax-Free Money Market Fund, WPG Tudor Fund and any other investment company in the Weiss, Peck & Greer Investments Group of Funds that from time to time adopts this Code of Ethics.

         g. The term "investment personnel" shall mean all portfolio managers of the Fund and other advisory persons who assist the portfolio managers in making and implementing investment decisions for the Fund, including, but not limited to, analysts and traders of the Adviser.

         h. The term "material non-public information" with respect to an issuer shall mean information, not yet released to the public, that would have a substantial likelihood of affecting a reasonable investor's decision to buy or sell any securities of such issuer.

         i. The term "purchase" shall include the writing of an option to purchase.

         j. The term "Review Officer" shall mean that person designated from time to time by the Board of Trustees of the Fund to receive and review reports of purchases and sales by access persons. The term "Alternative Review Officer" shall mean that person designated from time to time by the Board of Trustees of the Fund to receive and review reports of purchases and sales by the Review Officer, and who shall act in all respects in the manner prescribed herein for the Review Officer.

         k. The term "sale" shall include the writing of an option to sell.

         l. The term "security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies (whether or not affiliated with the Adviser), securities issued by the United States government within the meaning of Section 2(a) (16) of the 1940 Act (i.e., U.S. Treasury securities, as distinct from securities of U.S. Government agencies or instrumentalities), bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and such other money market instruments as may be designated from time to time by the Board of Trustees.

September 2003

         m. The phrase "security held or to be acquired" shall mean any security which, within the most recent 15 days, is or has been held by the Fund or is being or has been considered for purchase by the Fund or the Adviser for purchase by the Fund.

         n. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

1. RULES APPLICABLE TO ACCESS PERSONS OF THE FUND WHO ARE ALSO ACCESS PERSONS OF THE ADVISER.

A.       INCORPORATION OF THE ADVISER'S CODE OF ETHICS.
         ----------------------------------------------

         1. The provisions of the Adviser's Code of Ethics, which is attached as APPENDIX A hereto, as such may be amended from time to time, are hereby incorporated by reference as the Fund's Code of Ethics applicable to access persons of the Fund who are also access persons of the Adviser.

         2. A violation of the Adviser's Code of Ethics by an access person of the Fund who is also an access person of the Adviser shall constitute a violation of this Code of Ethics.

B.       REPORTS
         -------

         1. Access persons of the Fund who are access persons of the Adviser shall file the reports required under the Adviser's Code of Ethics with the Review Officer and, if the Review Officer is an access person, the Review Officer shall submit his/her reports to the Alternate Review Officer.

         2. As an alternative to compliance with the reporting requirements of subparagraph 1 of this Section, an access person of the Fund who is also an access person of the Adviser shall be considered to have satisfied his or her reporting requirements PROVIDED that:

         (i) the access person complies with the alternative reporting provisions of the Adviser's Code of Ethics; and

         (ii) the Adviser provides to the Review Officer all reports required to be made by its access persons under its Code of Ethics.

2.        RULES APPLICABLE TO DISINTERESTED TRUSTEES.

A.       LEGAL REQUIREMENTS.
         -------------------

         Section 17(j) the 1940 Act provides, among other things, that it is unlawful for any disinterested trustee of the Fund to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such disinterested trustee of any security held or to be acquired by the Fund in contravention of such rules and regulations as the Securities and Exchange Commission (the "Commission") may adopt to define and prescribe means reasonably necessary to prevent such acts, practices or courses of business as are fraudulent, deceptive or manipulative. Pursuant to Section 17(j), the Commission has adopted Rule 17j-1 which provides, among other things, that it is unlawful for any disinterested trustee of the Fund in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Fund:

         (i)      to employ any device, scheme or artifice to defraud the Fund;

         (ii) to make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading;

September 2003

         (iii) to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Fund; or

         (iv) to engage in any manipulative practice with respect to the Fund.

B.       STATEMENT OF POLICY.
         --------------------

         It is the policy of the Fund that no disinterested trustee shall engage in any act, practice or course of conduct that would violate the provisions of Rule 1 7j-1. The fundamental position of the Fund is, and has been, that each disinterested trustee shall place at all times the interests of Fund and its shareholders first. Accordingly, private securities transactions by disinterested trustees of the Fund must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of a disinterested trustee's position of trust and responsibility. Further, disinterested trustees should not take inappropriate advantage of their positions with or on behalf of the Fund.

         Without limiting in any manner the fiduciary duty owed by disinterested trustees to the Fund or the provisions of this Code of Ethics, it should be noted that the Fund considers it proper that purchases and sales be made by its disinterested trustees in the marketplace of securities owned by the Fund; PROVIDED, however, that such personal securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code of Ethics. In making personal investment decisions with respect to any security, extreme care must be exercised by disinterested trustees to ensure that the prohibitions of this Code of Ethics are not violated, It bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code of Ethics will not automatically insulate from scrutiny personal securities transactions which show a pattern of abuse by a disinterested trustee of his or her fiduciary duty to the Fund.

C.       PROHIBITED ACTIVITIES.
         ----------------------

         A violation of the Statement of Policy set forth above would always include at least the following prohibited activities. Should you have any questions regarding this Code of Ethics or whether an action is prohibited by this Code, please contact the Review Officer before taking such action.

         1. COMPETING WITH FUND TRADES. No disinterested trustee shall, directly or indirectly, purchase or sell securities in such a way that the disinterested trustee knew, or reasonably should have known, that such securities transactions compete in the market with actual or considered securities transactions for the Fund, or otherwise personally act to injure the Fund's securities transactions.

         2. PERSONAL USE OF FUND TRADING KNOWLEDGE. No disinterested trustee shall use any knowledge of securities purchased or sold by the Fund or securities being considered for purchase or sale by the Fund to profit personally, directly or indirectly, by the market effect of such transactions.

         3. Disclosure of Client Trading Knowledge. No disinterested trustee shall, directly or indirectly, communicate to any person who is not an access person of the Fund (or other appropriate agent of the Fund) any material non-public information relating to the Fund or any issuer of any security owned by the Fund, including, without limitation, the purchase or sale or considered purchase or sale of a security on behalf of the Fund.

September 2003

D.       EXEMPT TRANSACTIONS AND CONDUCT.
         --------------------------------

         The following types of transactions and securities are exempt from the TRADING restrictions, but not from the REPORTING REQUIREMENTS of this Code of
Ethics:

         1. Purchases or sales of securities for an account over which the disinterested trustee has no direct or indirect influence or control;

         2. Purchases or sales of securities which are non-volitional on the part of the disinterested trustee;

         3. Purchases and sales of securities which are part of an automatic dividend reinvestment, cash purchase or withdrawal plan provided that no adjustment is made by the disinterested trustee to the rate at which securities are purchased or sold, as the case may be, under such a plan during any period in which the security is being considered for purchase or sale by the Fund;

         4. Purchases of securities made by exercising rights distributed by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired by the disinterested trustee from the issuer, and sales of such rights so acquired;

         5. Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer's acquisition of all of the securities of the same class; and

         6. Purchases or sales of securities for which the disinterested trustee has received prior written approval from the Fund. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code of Ethics and Section 170) of the 1940 Act and Rule 17j-1 thereunder.

E.       JOINT PARTICIPATION.
         --------------------

         Disinterested trustees should be aware that a specific provision of the 1940 Act prohibits such persons, in the absence of an order of the Commission, from effecting a transaction in which the Fund is a 'joint or a joint and several participant" with such person. Any transaction which suggests the possibility of a question in this area should be presented to legal counsel for review.

F.       REPORTING REQUIREMENTS.
         -----------------------

         1. MANDATORY REPORTING . Each disinterested trustee shall submit to the Fund a report as to all securities transactions effected during each quarterly period, in which such disinterested trustee has, or by reason of such transactions acquires or disposes of, any beneficial ownership of a security; PROVIDED, HOWEVER, that a disinterested trustee shall not be required to file a report unless such trustee, at the time of that transaction, knew or should have known that, during the I 5-day period immediately preceding the date of the transaction by the trustee, such security was purchased or sold by the Fund or such security was being considered by the Fund or the Adviser for purchase or sale by the Fund.

         This mandatory reporting requirement shall apply whether or not one of the exemptions listed in Section D applies, except that a disinterested trustee shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

         2. VOLUNTARY REPORTING. Each disinterested trustee may submit to the Fund a report as to all securities transactions effected during each quarterly period, in which such disinterested trustee has, or by reason of such transactions acquires or disposes of, any beneficial ownership of a security.

September 2003

         3. Every report required by subparagraph 1 of this Section shall contain a brief statement of the exemption provided in Section D that was relied upon in effecting the securities transaction and the circumstances of the transaction. In addition, every report submitted pursuant to this Section shall be in the form annexed hereto as FORM A, or in similar form (such as a computer printout), and shall set forth at least the following information:

                  a. The date of each transaction, the title, class and number of shares, and the principal amount of each security involved;

                  b. The nature of each transaction (i.e., purchase, sale or other type of acquisition or disposition);

                  c.       The price at which each transaction was effected; and

                  d. The name of the broker, dealer or bank with or though whom each transaction was effected.

         4. As an alternative to the literal compliance with the reporting requirements of this Section, a disinterested trustee shall be considered to have satisfied his or her reporting requirement, if:

                  a. the disinterested trustee agrees to execute, and does execute, with or through Robeco USA Brokerage Services, a division of Robeco USA L.L.C. ("RUSA Brokerage") all trades in securities in which such disinterested trustee has a beneficial ownership interest;

                  b. a computer printout or similar report is produced by RUSA Brokerage and delivered to Section and containing with respect to the disinterested trustee at least the information that would otherwise have been required by subparagraph 3 of this Section; and

                  c. such disinterested trustee certifies annually in writing to the Adviser that, during the prior calendar year, he or she in fact maintained with RUSA Brokerage all brokerage accounts in which such person had a beneficial ownership interest and executed all trades required to be reported by subparagraph 1 of this Section with or through RUSA Brokerage.

G.       ANNUAL CERTIFICATION OF COMPLIANCE.
         -----------------------------------

         All disinterested trustees shall certify annually on the form annexed hereto as Form B that they (i) have read and understand this Code of Ethics and recognize that they are subject hereto, (ii) have complied with the requirements of this Code of Ethics and (iii) have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

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September 2003

3.       MISCELLANEOUS

A.       RECORDKEEPING REQUIREMENTS.
         ---------------------------

The Fund shall maintain and preserve:

         1. a copy of this Code of Ethics (and any prior code of ethics that was in effect at any time during the past five years) in an easily accessible place for a period of not less than five years;

         2. a record of any violation of this Code of Ethics and of any action taken as a result of such violation in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

         3. a copy of each report (or computer printout) submitted under this Code of Ethics for a period of not less than five years, (and those reports submitted during the previous two years must be maintained and preserved in an easily accessible place); and

         4. in an easily accessible place, a list of all persons who are, or within the past five years were, required to make reports pursuant to this Code of Ethics.

B.       CONFIDENTIALITY.
         ----------------

         All information obtained from any access person hereunder shall be kept in strict confidence by the Fund, except that reports of securities transactions and other information reported hereunder will be made available to the Commission, any other regulatory or self-regulatory organization or other third party to the extent required by law or regulation or to the extent the Fund considers necessary or advisable in cooperating with an investigation or inquiry by the Commission or any other regulatory or self-regulatory organization and, in certain circumstances, the Fund may make such information available to other civil and criminal authorities. In addition, information regarding violations of this Code of Ethics may be provided to clients or former clients of the Adviser.

C.       AMENDMENT TO THE CODE OF ETHICS.
         --------------------------------

         Any material change to this Code of Ethics or the Adviser's Code of Ethics (such Codes of Ethics having initially been approved by a majority of the Fund's trustees, including a majority of the disinterested trustees) shall be reviewed by all of the disinterested trustees; and a majority of the trustees, including a majority of the disinterested trustees shall have determined, no later than six months after such material change is adopted, that this Code of Ethics or the Adviser's Code of Ethics, as applicable, in light of such material change, contains provisions reasonably necessary to prevent access persons from engaging in any unlawful conduct described in paragraph A of Part 11 of this Code of Ethics.

D.       REVIEW OF REPORTS.
         ------------------

         1. The Review Officer shall compare the reported personal securities transactions of each access person with completed and contemplated portfolio transactions of the Fund to determine whether a violation of this Code of Ethics may have occurred. In the case of reports of personal securities transactions of the Review Officer, the Alternative Review Officer shall perform such comparison. Before making any determination that a violation has been committed by any access person, the Review Officer or Alternative Review Officer, as the case may be, shall provide such person an opportunity to supply additional explanatory material.

         2. If the Review Officer or Alternative Review Officer, as the case may be, determines that a violation of this Code of Ethics has or may have occurred, he shall submit a written determination, together with the related report by the access person and any additional explanatory material provided by the access person to the Chairman of the Fund, who shall make an independent determination of whether a violation has occurred.

September 2003

         3. On a quarterly basis, the Review Officer shall prepare a summary of the level of compliance by all access persons with this Code of Ethics during the previous quarter, including without limitation the percentage of reports timely filed and the number and nature of all material violations. On an annual basis, the Review Officer shall prepare a report identifying any recommended changes to existing restrictions or procedures based upon the Fund's experience under this Code of Ethics, evolving industry practices and developments in applicable laws or regulations. The Alternative Review Officer shall prepare reports with respect to compliance by the Review Officer.

E.       SANCTIONS.
         ----------

         Any violation of the substantive or procedural requirements of this Code of Ethics by an access person shall result in the imposition of such sanctions as the Board of Trustees (without the presence of and participation by the disinterested trustee at issue, if applicable) of the Fund may deem appropriate under the circumstances, which may include, but are not limited to, removal or suspension from office, termination of employment, a letter of censure, referral to the Commission and/or other criminal and civil authorities and/or restitution to the Fund of an amount equal to the advantage the offending person shall have gained by reason of such violation.

F.       INTERPRETATION.
         ---------------

         The Fund's Board of Trustees may from time to time adopt such interpretations of this Code of Ethics as it deems appropriate.

September 2003

                                   APPENDIX A
                                   ROBECO USA
  (INCLUDING ROBECO USA, INC. WEISS, PECK AND GREER INVESTMENTS AND ROBECO USA
                               BROKERAGE SERVICES)

                                 CODE OF ETHICS
                                 --------------

1.       DEFINITIONS.
         ------------

For purposes of this Code of Ethics ("Code"), the following definitions shall apply:

         a. The term "access person" shall mean any principal, officer or advisory person (as defined below) of the Adviser.

         b. The term "Adviser" shall mean Robeco USA, Inc. Weiss, Peck and Greer Investments (a division of Robeco USA, L.L.C.) and Robeco USA Brokerage Services (a division of Robeco USA, L.L.C.).

         c. The term "advisory person" shall mean (i) every employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a security (as defined below) by a client of the Adviser, or whose functions relate to the making of any recommendations with respect to such purchases or sales and (ii) every natural person in a control relationship to the Adviser who obtains information concerning recommendations made to a client of the Adviser with regard to the purchase or sale of a security.

         d. The term "beneficial ownership" shall mean a direct or indirect "pecuniary interest" (as defined in subparagraph (a)(2) of Rule 1 6a-1 under the Securities Exchange Act of 1934, as amended) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of 11 pecuniary interest" in subparagraph (a)(2) of Rule 16a-1 is complex, the term generally means the opportunity directly or indirectly to provide or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of: (i) ownership of securities by any of such person's immediate family members sharing the same household (including child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law); (ii) the person's partnership interest in the portfolio securities held by a general partnership or, in certain instances, a limited partnership;
         (iii) the existence certain types of performance- related fees (not simply an asset-based fee) received by such person as broker, dealer, investment adviser or manager to a securities account; (iv) the person's right to receive dividends from a security provided such right is separate or separable from the underlying securities; (v) the person's interest in securities held by a trust under certain circumstances; and (vi) the person's right to acquire securities through the exercise or conversion of a "derivative security" (which term excludes (a) a broad -based index option or future, (b) a right with an exercise or conversion privilege at a price that is not fixed, and (c) a security giving rise to the right to receive such other security only pro rata and by virtue of a merger, consolidation or exchange offer involving the issuer of the first security).

         e. The term "control" shall mean the power to exercise a controlling influence over the management or policies of the Adviser, unless such power is solely the result of an official position with the Adviser, all as determined in accordance with Section 2(a)(9) of the Investment Company Act of 1940 (the " 1940 Act").

September 2003

         f. The term "Investment Company" shall mean a management investment company registered as such under the 1940 Act and for which the Adviser is the investment adviser.

         g. The term "investment personnel" shall mean all portfolio managers of the Adviser and other advisory persons who assist the portfolio managers in making investment decisions for a client of the Adviser, including, but not limited to, analysts and traders of the Adviser.

         h. The term "material non-public information" with respect to an issuer shall mean information, not yet released to the public, that would have a substantial likelihood of affecting a reasonable investor's decision to buy or sell any securities of such issuer.

         i. The term "portfolio manager" shall mean every person who is responsible for the day-to-day management of a client of the Adviser or who shares such responsibility with another portfolio manager.

         j. The term "Preclearance Officer" shall mean the officer of the Adviser designated from time to time by the Adviser to receive and review Personal Investment Preclearance Forms (in the form attached hereto as Form C or through the Advisers Investment Pre-Clearance System) submitted by access persons. The term "Alternative Preclearance Officer" shall mean the officer of the Adviser designated from time to time by the Adviser to receive and review Personal Investment Preclearance Forms submitted by the Preclearance Officer, and who shall act in all respects in the manner prescribed herein for the Preclearance Officer.

         k. The term "purchase" shall include the writing of an option to purchase.

         l. The term "Review Officer" shall mean the officer of the Adviser designated from time to time by the Adviser to receive and review reports of purchases and sales by access persons. The term "Alternative Review Officer" shall mean the officer of the Adviser designated from time to time by the Adviser to receive and review reports of purchases and sales by the Review Officer, and who shall act in all respects in the manner prescribed herein for the Review Officer.

         m. The term "sale" shall include the writing of an option to sell.

         n. The term "security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies (whether or not affiliated with the Adviser), securities issued by the United States government within the meaning of Section 2(a)(16) of the 1940 Act (i.e., U.S. Treasury securities, as distinct from securities of U.S. Government agencies or instrumentalities), bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and such other money market instruments as may be designated from time to time by the Adviser.

         o. The phrase "security held or to be acquired" shall mean any security which, within the most recent 15 days, is or has been held by a client of the Adviser or is being or has been considered for purchase by a client of the Adviser or the Adviser for purchase by a client of the Adviser.

         p. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

September 2003

2.       LEGAL REQUIREMENTS.
         -------------------

         This Code of Ethics of the Adviser is adopted in accordance with the regulatory requirements of Section 170) of 1940 Act and Rule 17J-1 promulgated thereunder by the Securities and Exchange Commission (the "Commission"), and is also intended to prohibit activities that would violate the fiduciary duties owed by the Adviser and its employees to clients of the Adviser under Section 206 of the Investment Advisers Act of 1940 (the "Advisers Act"), the Employee Retirement Income Security Act of 1974 and common law. Section 170) of the 1940 Act and Section 206 of the Advisers Act generally provide that it is unlawful for the Adviser or any employee of the Adviser in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by any client or prospective client:

         (i) to employ any device, scheme or artifice to defraud any client or prospective client;

         (ii) to make to any client or prospective client any untrue statement of a material fact or omit to state to any client or prospective client a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading;

         (iii) to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any client or prospective client; or

         (iv) to engage in any act, practice or course of business that is fraudulent, deceptive or manipulative.

3.       STATEMENT OF POLICY.
         --------------------

         It is the policy of the Adviser that no access person shall engage in any act, practice or course of conduct that would violate the provisions of this Code, Section 206 of the Advisers Act, ERISA, the fiduciary duty owed by the Adviser and its employees to its clients under common law, Section 170) of the 1940 Act Rule 1 7j-1 thereunder. The fundamental position of the Adviser is, and has been, that each access person shall place at all times the interests of clients of the Adviser first. Accordingly, private securities transactions by access persons of the Adviser must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an access person's position of trust and responsibility. Further, access persons should not take inappropriate advantage of their positions with or on behalf of any clients of the Adviser.

         Without limiting in any manner the fiduciary duty owed by access persons to the clients of the Adviser or the provisions of this Code, it should be noted that the Adviser considers it proper for access persons to make purchases and sales in the marketplace of securities owned by clients of the Adviser; PROVIDED, HOWEVER, that such securities transactions must comply with the spirit of, and the specific restrictions and limitations set forth in, this Code. Such personal securities transactions should also be made in amounts consistent with the normal investment practice of the person involved and with an investment, rather than a trading, outlook. Not only does this policy encourage investment freedom and result in investment experience, but it also fosters a continuing personal interest in such investments by those responsible for the continuous supervision of clients' portfolios. It is also evidence of confidence in the investments made. In making personal investment decisions with respect to any security, however, access persons must exercise extreme care to ensure that the prohibitions of this Code are not violated. Further, personal investing by an access person should be conducted in such a manner so as to eliminate the possibility that the access person's time and attention is being devoted to his or her personal investments at the expense of time and attention that should be devoted to management of any client's portfolio. It bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code will not automatically insulate from scrutiny personal securities transactions which show a pattern of abuse by an access person of his or her fiduciary duty to any client of the Adviser.

September 2003

4.       PROHIBITED ACTIVITIES.
         ----------------------

         A violation of the Statement of Policy set forth above would always include at least the following prohibited activities. Should you have any questions regarding this Code or whether an action is prohibited by this Code, please contact the Review Officer before taking such action.

         a. COMPETING WITH CLIENT TRADES. No access person shall, directly or indirectly, purchase or sell securities in such a way that the access person knew, or reasonably should have known, that such securities transactions compete in the market with actual or considered securities transactions for any client of the Adviser, or otherwise personally act to injure any such client's securities transactions;

         b. PERSONAL USE OF CLIENT TRADING KNOWLEDGE. No access person shall use the knowledge of securities purchased or sold by any client of the Adviser or securities being considered for purchase or sale by any client of the Adviser to profit personally, directly or indirectly, by the market effect of such transactions;

         c. DISCLOSURE OF CLIENT TRADING KNOWLEDGE. No access person shall, directly or indirectly, communicate to any person who is not an access person (or other approved agent of the Adviser) any material non-public information relating to any client of the Adviser or any issuer of any security owned by any client of the Adviser, including, without limitation, the purchase or sale or considered purchase or sale of a security on behalf of any client of the Adviser, except to the extent necessary to effectuate securities transactions on behalf of the client of the Adviser.

         d. PUBLIC OFFERINGS. Investment personnel shall not, directly or indirectly, purchase any security sold in a public offering (initial or otherwise) of an issuer;

         e. PRIVATE PLACEMENTS. Investment personnel shall not, directly or indirectly, purchase any security issued pursuant to a private placement without obtaining prior written approval from the Review Officer. Investment personnel shall not recommend any securities transaction by a client of the Adviser without having previously disclosed any beneficial ownership interest in securities issued pursuant to a private placement or the issuer thereof to the Adviser, including without limitation:

         (i) his or her beneficial ownership of any such securities of such issuer;

         (ii) any contemplated transaction by such person in such securities',

         (iii)    any position with such issuer or its affiliates; and

         (iv) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

         Such interested investment personnel may not participate in the decision for a client of the Adviser to purchase and sell securities of such issuer.

September 2003

         f. ACCEPTANCE OF GIFTS. Investment personnel shall not accept any gift or personal benefit valued in excess of $100 annually from any single person or entity that does business with or on behalf of the Adviser or a client of the Adviser. Gifts of a DE MINIMIS value (I.E., gifts whose reasonable value is no more than $100 annually from any single person or entity), and customary business lunches, dinners and entertainment at which both the advisory person and the giver are present, and promotional items of DE MINIMIS value may be accepted. Any solicitation of gifts or gratuities is unprofessional and is strictly prohibited.

         g. BOARD SERVICE. Investment personnel shall not serve on the board of directors of any publicly traded company, absent prior written authorization by the Review Officer. In determining whether to approve such board service, the Review Officer shall consider such factors as he deems appropriate, including whether such service may involve an actual or perceived conflict of interest with client trading or may otherwise materially interfere with the Adviser's ability to discharge effectively its duties to its clients.

         h. SEVEN -DAY BLACKOUT. No portfolio manager shall, directly or indirectly, purchase or sell any security in which he or she has, or by reason of such purchase acquires, any beneficial ownership interest within a period of 7 calendar days before and after any client of the Adviser that is advised by the portfolio manager has purchased or sold such security. In calculating the 7 calendar day period, the trade date of the managed account's transaction is not counted, Any securities transaction by a portfolio manager in violation of this subparagraph h must be unwound, if possible, and the profits, if any, must be disgorged. Notwithstanding the foregoing, the Review Officer will review any extenuating circumstances that may warrant waiving an inadvertent violation of this restriction.

5.       EXEMPT TRANSACTIONS AND CONDUCT.
         --------------------------------

         The following types of transactions and securities are exempt from the TRADING RESTRICTION and PRE-CLEARANCE REQUIREMENTS, but not the REPARATION REQUIREMENTS of:

         a. Purchases or sales of securities for an account over which the access person has no direct or indirect influence or control;

         b. Purchases or sales of securities which are non-volitional on the part of the access person;

         c. Purchases and sales of securities which are part of an automatic dividend reinvestment, cash purchase or withdrawal plan provided that no adjustment is made by the access person to the rate at which securities are purchased or sold, as the case may be, under such a plan during any period in which the security is being considered for purchase or sale by a client of the Adviser;

         d. Purchases of securities made by exercising rights distributed by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired by the access person from the issuer, and sales of such rights so acquired;

         e. Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer's acquisition of all of the securities of the same class;

         f. Purchases or sales of securities for which the access person has received prior written approval from the Fund. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code and Section 170) of the 1940 Act and rules thereunder; or

         g. Purchases or sales of securities made in good faith on behalf of a client of the Adviser, it being understood by, and disclosed to, each client that the Adviser may make contemporaneous investment decisions and cause to be effected contemporaneous executions on behalf of one or more clients and that such executions may increase or decrease the price at which securities are purchased or sold for the clients.

September 2003

6.       RULES ADOPTED BY THE ADVISER.
         -----------------------------

         All principals and employees of the Adviser, including access persons, are subject to the rules adopted by the Adviser, as set forth in the Employee Personal Securities Trade Monitoring policy which can be found in the Advisers Compliance Manual (the "Trading Policy"), in addition to the requirements of this Code. The Trading Policy generally requires, among other things, that (i) investments beneficially owned by employees of the Adviser be held at risk for specified time periods, (ii) securities transactions by a client of the Adviser receive the best price in relation to securities transactions by employees of the Adviser which are executed on the same day and (iii) employees of the Adviser obtain approval from the Adviser before selling personally any security which was previously purchased by a client of the Adviser based, in whole or in part, upon his or her recommendation or advice.

         The restriction in the Trading Policy that investments beneficially owned by employees of the Adviser be held at risk for specified time periods is imposed because (i) it has been suggested that personal investing activities of a trading nature may give rise to the possibility of an impropriety, even when the transactions themselves are entirely appropriate and beyond reproach, (ii) the amount of time and attention required by investment activities of a trading nature may divert time and attention away from time that should be devoted to management of assets of clients of the Adviser, (iii) it does not seem wise to foster a trading attitude among those responsible for investments by clients of the Adviser.

         Any violation of the Trading Policy which adversely affects a client of the Adviser shall be deemed to be a violation of this Code.

7.       JOINT PARTICIPATION.
         --------------------

          Access persons should be aware that a specific provision of the 1940 Act prohibits such persons, in the absence of an order of the Commission, from effecting a transaction in which an Investment Company is a 'joint or a joint and several participant" with such person. Any transaction which suggests the possibility of a question in this area should be presented to legal counsel for review.

8.       BROKERAGE ACCOUNTS.
         -------------------

         a. Access persons are required to maintain with the Adviser all brokerage accounts in which they have a beneficial ownership interest, unless an exemption from this requirement is sought from, and granted by, the Adviser.

         b. Access persons who are exempted from the requirement to maintain their brokerage accounts with the Adviser are required to direct their brokers to supply to the Adviser on a timely basis duplicate copies of confirmations of all securities transactions in which the access person has a beneficial ownership interest, whether or not one of the exemptions listed in Section 5 applies.

9.       PRECLEARANCE PROCEDURE.
         -----------------------

         With certain limited exceptions set forth in Section 5 above, prior to effecting any transaction in which an access person has, or by reason of such transaction will acquire or dispose of, a beneficial ownership interest in a security, the access person must receive written approval from the

September 2003

Preclearance Officer. The Preclearance Officer shall preclear his personal securities transactions with the Alternative Preclearance Officer. Each request for preclearance must be submitted to the Preclearance Officer through the Adviser's Investment Preclearance System, or if not available, a Personal Investment Preclearance Form (See Form C attached to this Code). Verbal approval of personal securities transactions is not permitted.

         Any approval by the Preclearance Officer is valid only for the day on which the approval is granted. If an access person is unable to effect the securities transaction on that day, he or she must resubmit a completed Personal Investment Preclearance Form and reobtain approval from the Preclearance Officer prior to effecting the securities transaction.

         The Preclearance Officer will base his decision whether to approve a personal securities transaction for an access person after considering the specific restrictions and limitations set forth in, and the spirit of, this Code, including without limitation whether the security at issue is being considered for purchase or sale for a client of the Adviser. The Preclearance Officer is not required to give any explanation for refusing to approve a securities transaction and their decision shall be final and binding.

         The Adviser may from time to time establish specific hours during which preclearance requests will be accepted and responded to by the Preclearance Officer.

10.     REPORTING REQUIREMENTS.
        -----------------------

         a. Unless utilizing the alternative reporting procedure described in
         Section 11 below, each access person shall submit to the Adviser a report in the form annexed hereto as Form A or in similar form (such as a computer printout) which report shall set forth at least the information described in subparagraph b of this Section as to all securities transactions during each quarterly period, in which such access person has, or by reason of such transactions acquires or disposes of, any beneficial ownership of a security, whether or not one of the exemptions listed in Section 5 applies. Access persons shall not be required to report securities transactions effected for any account over which such persons do not have any direct or indirect influence.

         b. Every report on Form A shall be made not later than 10 days after the end of each calendar quarter in which the reported transaction(s) were effected and shall contain the following information:

                  (i) The date of each transaction, the title, the interest rate and maturity date (if applicable), and number of shares and the principal amount of each security involved;

                  (ii) The nature of each transaction (i.e., purchase, sale or other type of acquisition or disposition);

                  (iii)    The price at which each transaction was effected; and

                  (iv) The name of the broker, dealer or bank with or though whom each transaction was effected, and the date on which the access person's account was opened with such broker, dealer or bank;

         PROVIDED, however, if no transactions in any securities required to be reported were effected during a quarterly period by an access person, such access person shall submit to the Adviser a report on Form A within the time-frame specified above stating that no reportable securities transactions were effected.

September 2003

         c. Every report concerning a securities transaction with respect to which the reporting person relies upon one of the exceptions provided in Section 5 shall contain a brief statement of the exemption relied upon and the circumstances of the transactions.

         d. Notwithstanding subparagraph a of this Section, an access person need not report securities transactions pursuant to this Code where the reported information would be duplicative of information reported pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940.

11.      ALTERNATIVE REPORTING PROVISIONS.
         ---------------------------------

         As an alternative to the literal compliance with the reporting requirements of Section 10, an access person shall be considered to have satisfied his or her reporting requirements provided that:

         a. With respect to an access person who maintains with the Adviser all brokerage accounts in which such person has a beneficial ownership interest and executes all trades required to be reported by Section 10 through the Adviser, such access person certifies annually in writing to the Adviser that, during the prior calendar year, such person maintained with the Adviser all such brokerage accounts and executed all such trades through the Adviser, With respect to such access persons, the Adviser shall prepare a computer printout or similar report no less frequently than the frequency set forth in subparagraph b of Section 10 and containing with respect to the access person at least the information that would otherwise have been required by subparagraph b of Section 10.

         b. With respect to an access person who maintains with a firm other than the Adviser a brokerage account in which such person has a beneficial ownership interest pursuant to the exemption set forth in
         Section 8, (i) such person arranges for the Adviser to receive and the Adviser does receive, no less frequently than the frequency set forth in subparagraph b of Section 10, brokerage statements concerning such accounts containing at least the information which would have been required by subparagraph b of Section 10; and (ii) such access person certifies annually in writing to the Adviser that, during the prior calendar year, such person has obtained the necessary approval for the maintenance of such accounts and specifies in the certificate the name and location of all such accounts.

12.      INITIAL AND ANNUAL DISCLOSURE OF PERSONAL HOLDINGS.
         ---------------------------------------------------

         All access persons shall submit to the Adviser within 10 days after becoming an access person and annually thereafter a report disclosing:

         a. The title, number of shares and principal amount of each security in which the access person had any direct or indirect beneficial ownership at the time of becoming an access person;

         b. The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person as of the date such person became an access person; and

         c. The date the report is submitted by the access person.

         For each such annual report, the information shall be current as of a date no more than 30 days before the report is submitted.

September 2003

13.      ANNUAL CERTIFICATION OF COMPLIANCE.
         -----------------------------------

         All access persons shall certify annually that they (i) have read and understand this Code and recognize that they are subject hereto, (ii) have complied with the requirements of this Code and (iii) have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code.

14.      CONFIDENTIALITY.
         ----------------

         All information obtained from any access person hereunder shall be kept in strict confidence by the Adviser, except that reports of securities transactions and other information reported hereunder will be made available to the Commission or any other regulatory or self-regulatory organization or other third party to the extent required by law or regulation or to the extent the Adviser considers necessary or advisable in cooperating with an investigation or inquiry by the Commission or any other regulatory or self-regulatory organization and, in certain circumstances, the Adviser may make such information available to other civil and criminal authorities, In addition, information regarding violations of this Code may be provided to clients of the Adviser.

15.      NOTICE TO ACCESS PERSONS.
         -------------------------

         The Adviser shall identify all persons who are considered to be "access persons," "investment personnel" and "portfolio managers," inform such persons of their respective duties and provide such persons with copies of this Code. The Adviser shall continue, in the ordinary course through its portfolio reports, to advise all access persons of the securities held by the Adviser during each quarterly period.

16.      REVIEW OF REPORTS.
         ------------------

         a. Within 20 days of each month-end, the Review Officer shall prepare a summary of all transactions by access persons in securities which were purchased, sold, held or considered for purchase or sale by each client of the Adviser during the prior month.

         b, The Review Officer shall compare the reported personal securities transactions with completed and contemplated portfolio transactions of the clients of the Adviser to determine whether a violation of this Code may have occurred, In the case of reports of personal securities transactions of the Review Officer, the Alternative Review Officer shall perform such comparison. Before making any determination that a violation has been committed by any person, the Review Officer or the Alternative Review Officer, as the case may be, shall give such person an opportunity to supply additional explanatory material.

         c. If the Review Officer or the Alternative Review Officer, as the case may be, determines that a violation of this Code has or may have occurred, he shall submit a written determination, together with the related report by the access person and any additional explanatory material provided by the access person to the General Counsel of the Adviser, who shall make an independent determination of whether a violation has occurred.

         d. On a quarterly basis, the Review Officer shall prepare a summary of the level of compliance with this Code during the previous, quarter, including without limitation the number and nature of all material violations. On an annual basis, the Review Officer shall prepare a report identifying any recommended changes in existing restrictions or procedures based upon the Adviser's experience under this Code, evolving industry practices and developments in applicable laws or regulations. The Alternative Review Officer shall prepare separate reports with respect to compliance by the Review Officer.

September 2003

17.      SANCTIONS.
         ----------

         Any violation of the substantive or procedural requirements of this Code shall result in the imposition of such sanctions as the Adviser may deem appropriate under the circumstances, which may include, but are not limited to, removal or suspension from office, termination of employment, a letter of censure, referred to the Commission and/or other civil and criminal authorities and/or restitution to the effected client of an amount equal to the advantage the offending person shall have gained by reason of such violation.

18.      RECORDKEEPING REQUIREMENTS.
         ---------------------------

         The Adviser shall maintain and preserve:

         a. a copy of this Code (and any prior code of ethics that was in effect at any time during the past five years) in an easily accessible place for a period of five years;

         b. a record of any violation of this Code and of any action taken as a result of such violation in an easily accessible place for a period of five years following the end of the fiscal year in which the violation occurs;

         c. a copy of each report (or computer printout) submitted under this Code for a period of not less than five years, (and those reports submitted during the previous two years must be maintained and preserved in an easily accessible place);

         d. in an easily accessible place, a list of all persons who are, or within the past five years were, required to make reports pursuant to this Code; and

         e. a written record of any decision, and the reasons supporting the decision, to approve the acquisition by an access person of any security in an initial public offering or private placement transaction in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the approval was granted.

September 2003

                                 CODE OF ETHICS

REPORT OF SECURITY TRANSACTIONS

FOR THE FISCAL YEAR ENDED ___________________

Name of Access Person _______________________________________


DATE OF            NATURE OF          TITLE AND CLASS    NUMBER OF SHARES OR                      PERSON THROUGH
TRANSACTION        TRANSACTION*       OF SECURITIES      PRINCIPAL AMOUNT           PRICE         WHOM EFFECTED**
-----------        ------------       --------------     ----------------           -----         ---------------



* Purchase, sale or other type of acquisition or disposition (described). ** Broker, dealer or bank with or through whom the transaction was effected.

THIS REPORT SHALL NOT BE CONSTRUCTED AS AN ADMISSION BY THE PERSON MAKING THIS REPORT THAT HE OR SHE HAS ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES TO WHICH THIS REPORT RELATES.

September 2003

                                 CODE OF ETHICS

REPORT OF BENEFICIAL SECURITY HOLDINGS

FOR THE FISCAL YEAR ENDED___________________

Name of Access Person____________________________________________

Title, class and number of shares or principal amount of all securities beneficially held by me during the year which were also held by the Fund during the year:



Title, class and number of shares or principal amount of all securities of which I am the beneficial owner of 1/2 of 1% of the outstanding amount of each security:



With respect to each transaction by me during the year in a security which during the 15-day period immediately preceding or after such transaction was purchased or sold by the Fund or considered by the Fund, I hereby furnish the following information:



DATE OF            NATURE OF          TITLE AND CLASS      NUMBER OF SHARES OR                      PERSON THROUGH
TRANSACTION        TRANSACTION*       OF SECURITIES        PRINCIPAL AMOUNT           PRICE         WHOM EFFECTED**
-----------        ------------       -------------        ----------------           -----         ---------------


















--------------
* Purchase, sale or other type of acquisition or disposition (described). ** Broker, dealer or bank with or through whom the transaction was effected.

September 2003

FORM C

                                  CONFIDENTIAL
                                   ROBECO USA
                 PERSONAL INVESTMENT PRECLEARANCE AND ORDER FORM
                 -----------------------------------------------

Name:
Acct#:

--------------------------------------------------------------------------------
PART I- TO BE COMPLETE BY THE INDIVIDUAL SEEKING TRADING APPROVAL

FOR STOCKS/BONDS
----------------

--------------------------------------------------------------------------------------------------------------------
SECURITY                    SYMBOL                   BUY/SELL/SELL       # OF SHARES              PRICE LIMIT (IF
                                                     SHORT                                        LIMIT ORDER)
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------


FOR OPTIONS

--------------------------------------------------------------------------------------------------------------------
SECURITY        SYMBOL      OPENING         BUY OR        CALL OR       # OF          STRIKE      MONTH     PRICE
                            OR CLOSING      SELL          PUT           OPTIONS       PRICE
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

I hereby request approval for each of the above securities transactions listed above. To the best of my knowledge, none of these securities transactions will adversely affect any of the Weiss, Peck & Greer Investments Mutual Funds or managed accounts. I confirm that I have complied with any applicable holding period requirements set forth in the Trading Policy. I further understand that approval for any of the above transactions is valid only for the day on which it is granted.

            -------------------------------             ----------------------
            Signature                                           Date

--------------------------------------------------------------------------------
PART II- TO BE COMPLETED BY THE LEGAL & COMPLIANCE DEPARTMENT PRECLEARANCE
OFFICER

I hereby give my approval for the transaction(s) listed above. Any security which I have put a line through is NOT approved.

THIS APPROVAL IS ONLY VALID FOR
                                -----------------------------


                                     --------------------------------
                                     Preclearance Officer's Signature

--------------------------------------------------------------------------------
PART III - TO BE COMPLETED BY THE TRADING DEPARTMENT REVIEW OFFICER
--------------------------------------------------------------------------------

I hereby give my approval for the transaction(s) listed above. Any transaction which I have put a line through is not approved.

           --------------------                      -----------------------
           Authorized Signature                              Date

--------------------------------------------------------------------------------
                        VERBAL APPROVAL IS NOT PERMITTED
--------------------------------------------------------------------------------

September 2003